Exhibit 99.1

UBIQUITI INC. REPORTS THIRD QUARTER FISCAL 2026 FINANCIAL RESULTS
~ Revenues of $788.2 million, up 18.7% YoY ~
~ GAAP Diluted Earnings Per Share of $3.86 ~

New York, NY - May 8, 2026 - Ubiquiti Inc. (NYSE: UI) ("Ubiquiti" or the "Company") today announced its financial results for the third quarter ended March 31, 2026.

Third Quarter Fiscal 2026 Financial Summary
•Revenues of $788.2 million
•GAAP diluted EPS of $3.86
•Non-GAAP diluted EPS of $3.88

Additional Financial Highlight

•The Company's Board of Directors declared a $0.80 per share cash dividend payable on May 26, 2026 to shareholders of record at the close of business on May 18, 2026.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F3Q26	F2Q26	F3Q25
Revenues	788.2	814.9	664.2
Enterprise Technology	717.9	729.0	585.7
Service Provider Technology	70.3	85.9	78.4
Gross profit	370.7	374.0	295.9
Gross Profit (%)	47.0%	45.9%	44.5%
Total Operating Expenses	79.9	81.1	69.0
Income from Operations	290.8	292.9	226.9
GAAP Net Income	233.9	233.6	180.4
GAAP EPS (diluted)	3.86	3.86	2.98
Non-GAAP Net Income	235.1	235.1	181.8
Non-GAAP EPS (diluted)	3.88	3.88	3.00

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Enterprise Technology	$717,850	$585,723	$2,103,988	$1,574,108
Service Provider Technology	70,349	78,447	232,851	240,285
Total revenues	$788,199	$664,170	$2,336,839	$1,814,393

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
North America	$410,206	$322,726	$1,236,598	$915,615
Europe, the Middle East and Africa	303,761	282,121	847,593	695,589
Asia Pacific	43,170	37,480	150,759	121,499
South America	31,062	21,843	101,889	81,690
Total revenues	$788,199	$664,170	$2,336,839	$1,814,393

Income Statement Items
Revenues
In the third quarter of fiscal 2026, the Company reported revenues of $788.2 million. This figure represents a decrease from the prior quarter of 3.3% and an increase from the comparable prior year period of 18.7%.
The decrease in revenues compared to the prior quarter was driven by a decrease in revenue from both our Enterprise Technology and Service Provider Technology platforms and reflects the strong holiday webstore sales experienced in the second quarter of fiscal 2026.The increase in revenues compared to the comparable prior year period was primarily driven by an increase in revenues from our Enterprise Technology platform, offset in part by a decrease in revenues from our Service Provider Technology platform.
Gross Margins
During the third quarter fiscal 2026, GAAP gross profit was $370.7 million. The GAAP gross margin for the period was 47.0%, reflecting an improvement of 1.1% compared to the prior quarter's GAAP gross margin of 45.9% and an improvement of 2.5% over the comparable prior year period GAAP gross margin of 44.5%.
The increase in gross profit margin as compared to the prior quarter was primarily driven by favorable product mix and holiday pricing in the second quarter. The increase in gross profit margin as compared to the comparable prior year period was primarily driven by favorable product mix, reduced charges for excess and obsolete inventory, lower shipping costs and other indirect costs, offset in part by higher tariff costs.
Research and Development
During the third quarter fiscal 2026, research and development ("R&D") expenses were $51.8 million. This reflects an increase as compared to the R&D expenses of $50.8 million in the prior quarter and an increase as compared to the R&D expenses of $44.3 million in the comparable prior year period.
The increase in R&D expenses as compared to the prior quarter was primarily driven by higher employee-related expenses, software expenses and facility costs, offset in part by lower prototype-related expenses and depreciation. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher employee-related expenses, facility costs and software expenses, offset in part by lower depreciation.
Sales, General and Administrative
The Company’s sales, general and administrative ("SG&A") expenses for the third quarter fiscal 2026 were $28.1 million. This reflects a decrease as compared to the SG&A expenses of $30.3 million in the prior quarter and an increase compared to the SG&A expenses of $24.8 million in the comparable prior year period.
The decrease in SG&A costs as compared to the prior quarter was primarily attributable to lower marketing expenses and a reduction in credit card processing fees associated with lower webstore sales, offset in part by higher professional fees. The increase in SG&A as compared to the comparable prior year period was primarily attributable to higher credit card processing fees associated with higher webstore sales, higher professional fees, software expenses, marketing expenses and employee-related expenses, offset in part by lower facility costs.
Interest Expense and Other, net
During the third quarter of fiscal 2026, the Company reported interest expense and other, net ("I&O") expenses totaling $0.7 million. This reflects a decrease as compared to the I&O expenses in the prior quarter of $1.6 million and a decrease as compared to the I&O expenses in the comparable prior year period of $5.4 million.

The decline in I&O expenses as compared to the prior quarter was primarily attributable to lower interest expense driven by a decrease in borrowings. As of March 2026, the Company repaid all of its outstanding debt. The decrease in I&O expenses as compared to the comparable prior year period was primarily due to lower interest expense driven by a decrease in borrowings and lower interest rates, offset in part by higher foreign exchange losses.
Net Income and Earnings Per Share
During the third quarter of fiscal 2026, GAAP net income was $233.9 million and non-GAAP net income was $235.1 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 29.6% and 29.3%, respectively. The primary factors contributing to this growth were higher revenues and increased gross profit. Third quarter fiscal 2026 GAAP earnings per diluted share was $3.86 and non-GAAP earnings per diluted share was $3.88. Both measures increased from the comparable prior year period, with GAAP and non-GAAP earnings per diluted share increasing by 29.5% and 29.3%, respectively.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph.1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as "look", "will", "anticipate", "believe", "estimate", "expect", "forecast", "consider" and "plan" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include the statement regarding our intention to pay quarterly cash dividends, any statements or assumptions underlying the foregoing, and any statement regarding future events and the future financial performance of Ubiquiti Inc. that involves risks or uncertainties.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on our operations and financial results; the impact of public health problems on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine and the tension between China and Taiwan. We discuss these risks in greater detail under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2025, and subsequent filings filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenues	$788,199	$664,170	$2,336,839	$1,814,393
Cost of revenues	417,488	368,296	1,254,719	1,039,672
Gross profit	370,711	295,874	1,082,120	774,721
Operating expenses:
Research and development	51,813	44,262	151,202	122,217
Sales, general and administrative	28,077	24,751	85,475	77,626
Total operating expenses	79,890	69,013	236,677	199,843
Income from operations	290,821	226,861	845,443	574,878
Interest expense and other, net	661	5,420	5,431	27,437
Income before income taxes	290,160	221,441	840,012	547,441
Provision for income taxes	56,246	41,006	164,613	102,224
Net income	$233,914	$180,435	$675,399	$445,217
Net income per share of common stock:
Basic	$3.87	$2.98	$11.16	$7.36
Diluted	$3.86	$2.98	$11.15	$7.36
Weighted average shares used in computing net income per share of common stock:
Basic	60,521	60,490	60,506	60,477
Diluted	60,572	60,545	60,567	60,528

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Nine Months Ended March 31,
	March 31, 2026	December 31, 2025	March 31, 2025	2026	2025
Net Income	$233,914	$233,610	$180,435	$675,399	$445,217
Share-based compensation:
Cost of revenues	59	72	62	201	173
Research and development	1,052	1,311	1,351	3,675	3,907
Sales, general and administrative	501	521	435	1,525	1,257
Tax effect of Non-GAAP adjustment relating to Share-based compensation	(385)	(455)	(454)	(1,290)	(1,310)
Non-GAAP net income	$235,141	$235,059	$181,829	$679,510	$449,244
Non-GAAP diluted EPS	$3.88	$3.88	$3.00	$11.22	$7.42

Shares outstanding (Diluted)	60,572	60,566	60,545	60,567	60,528
Weighted-average shares used in Non-GAAP diluted EPS	60,572	60,566	60,545	60,567	60,528
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as share-based compensation expense and the tax effects of these non-GAAP adjustments and the deferred tax benefit from intercompany intangibles realignment transaction.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Share-based compensation expense; and
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned "Reconciliation of GAAP Net Income to non-GAAP Net Income" included in this press release.

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